SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
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      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
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      4) Date Filed:

NEUBERGERBERMANDIVIDENDADVANTAGEFUNDI NC.

605 Third Avenue
New York, New York 10158-0180
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
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Dear Stockholder:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Neuberger Berman Dividend Advantage Fund Inc. (the “Fund”), will be held on Tuesday, October 13, 2009, at 2:00 p.m. Eastern time at the offices of Neuberger Berman LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698 for the following purposes:

1.	To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund; and

2.	To consider and act upon any such other business that may properly come before the Meeting or any adjournments or postponements thereof.

     You will be asked to approve a proposal to liquidate all the assets of the Fund and dissolve the Fund, as set forth in the Plan adopted by the Board of Directors of the Fund. Subject to receipt of the requisite approval by the Fund’s common stockholders (“Common Stockholders”) and preferred stockholders (“Preferred Stockholders” and, together with the Common Stockholders, “Stockholders”), the determination that the Fund has sufficient liquid assets to meet its existing liabilities and the redemption of the Fund’s preferred stock, Common Stockholders remaining in the Fund can expect to receive one or more liquidating distributions, as soon as reasonably practicable. There is no minimum distribution to Common Stockholders.

     When the Plan becomes effective (as further described in the copy of the Plan attached to this Proxy Statement as Appendix A), the Fund’s shares of common stock will cease trading on the NYSE Amex (formerly, American Stock Exchange).

     You are entitled to vote at the Meeting and any adjournments or postponements thereof, if you owned shares of the Fund’s common stock or preferred stock at the close of business on September 3, 2009 (the “Record Date”). If you attend the Meeting, you may vote your shares in person.If you do not expect to attend the Meeting, please review the enclosed materials and follow the instructions that appear on the enclosed voting instruction card or proxy card(s) (each, a “proxy card”) for voting by mail, by touch-tone telephone or on the Internet. If you have any questions about the proposal or the voting instructions, please call Broadridge Financial Solutions, Inc. at 1-866-412-8382 (Monday through Saturday, 9:30 a.m. to 9:00 p.m. Eastern time) or call Neuberger Berman Management LLC at 1-877-461-1899 (Monday through Thursday, 8:00 a.m. to 6:00 p.m., and Friday 8:00 a.m. to 5:00 p.m., Eastern time). Any proposal submitted to a vote at the Meeting by anyone other than the officers or Directors of the Fund may be voted on only in person or by written proxy.

     We will admit to the Meeting (1) all Stockholders of record of the Fund as of the Record Date; (2) persons holding proof of beneficial ownership at the Record Date such as a letter or account statement from a broker; (3) persons who have been granted proxies; and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted to the Meeting must present photo identification. If you plan to attend the Meeting, please contact us at 1-877-461-1899.

     Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy cards, they will not be voted.

     Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on October 13, 2009: This Notice and the Proxy Statement are available on the Internet at www.proxyvote.com. On this website, you will be able to access the Notice, the Proxy Statement and its accompanying materials and any amendments or supplements to the foregoing material that are required to be furnished to Stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

By order of the Board of Directors,

Claudia A. Brandon
Secretary

Dated: September 14, 2009

Instructions for Signing Proxy Cards

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Any party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.	Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr.,
Executor

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY
SHARES OF STOCK YOU OWN.
PLEASE RETURN YOUR PROXY CARD(S) PROMPTLY.

     Stockholders are invited to attend the Meeting in person. Any stockholder who does not expect to attend the Meeting is urged to review the enclosed materials and follow the instructions that appear on the enclosed proxy card(s).

     To avoid the additional expense to the Fund of further solicitation, we ask your cooperation in voting your proxy promptly, no matter how large or small your holdings may be.

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Important Information to Help You Understand and Vote on the Proposal
_______________________________

     While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the stockholder vote. Your vote is important.

Questions and Answers

Q. What is this document and why did we send it to you?

A. Enclosed you will find a Notice of Special Meeting of Stockholders of Neuberger Berman Dividend Advantage Fund Inc. (the “Fund”), a Proxy Statement and either a voting instruction card or proxy card(s) (each, a “proxy card”) (collectively, the “Proxy Materials”). You are receiving these Proxy Materials because you own shares of common stock (“Common Stockholders”) or preferred stock (“Preferred Stockholders” and, together with the Common Stockholders, the “Stockholders”) in the Fund and have the right to vote on the very important proposal to liquidate and dissolve the Fund (the “Proposal”) that will be considered at the Special Meeting of Stockholders (the “Meeting”). Liquidation and dissolution of the Fund pursuant to the Proposal will not occur unless the Proposal is approved by the Fund’s Stockholders as described in the Proxy Statement.

Q. Who is eligible to vote?

A. Stockholders of record of the Fund as of the close of business on September 3, 2009 (the “Record Date”) have the right to vote on the Proposal.

Q. Why is the liquidation and dissolution being proposed?

A. Neuberger Berman Management LLC (“NB Management” or the “Adviser”), the Fund’s investment manager, and the Board of Directors of the Fund (the “Board” or the “Directors”) have for some time been carefully considering potential courses of action that would result in increased liquidity options for the Fund’s Stockholders. After considering a range of options, NB Management and the Board decided the best option is to submit a proposal to liquidate the Fund to a vote of the Fund’s Stockholders. Factors considered in reaching the decision to recommend the Proposal include, among others, the small asset size of the Fund, the level of asset depreciation the Fund has experienced during the on-going economic downturn and the related increase in its expense ratio, challenges associated with its unique hybrid investment strategy and Common Stockholders’ response to the Fund’s recent tender offer.

Q. How and when will the liquidation and distribution of assets to Stockholders occur?

A. If the Proposal is approved by the Fund’s Stockholders, NB Management, under the oversight of the Directors, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions, including selling all of its portfolio securities for cash and settling all of its liabilities, including liabilities associated with its financial leverage, through cash payments. While it is difficult to predict at this time how long it will take to accomplish an orderly liquidation and no assurance can be given, the Fund currently anticipates making liquidating distributions to Stockholders by the end of 2009.

Q. What will I receive if the Proposal is approved?

A. If you are a Preferred Stockholder, you will receive $25,000 per share of preferred stock that you own, plus an amount equal to all distributions thereon (whether or not earned or declared but excluding interest thereon) accumulated but unpaid to (but not including) the date of redemption. If the assets of the Fund available for distribution upon redemption of the Preferred Stock are insufficient to make full payments to which the Preferred Stockholders are entitled in accordance with the Fund’s governing documents, payment shall be made pro rata among all Preferred Stockholders. If you are a Common Stockholder, you will receive your pro rata share of what is left for each share of Common Stock that you own of the Fund, net of expenses associated with the Plan of Liquidation and Dissolution. The actual amount to be received for each share of Common Stock that you own is subject to uncertainties and is not possible to predict at this time.

Q. What will happen if the Proposal is not approved by the Fund’s Stockholders?

A. If the Proposal is not approved by the Fund’s Stockholders, the Fund will continue to operate as an investment company, with the same investment objectives as in the past, while the Fund’s Board considers whether another course of action would benefit the Fund and its Stockholders.

Q. Why is the Board requesting my vote?

A. The Fund is a Maryland corporation and under the laws of the State of Maryland, and as required by the Fund’s Articles of Incorporation and By-Laws, the Fund is required to obtain Stockholder approval prior to its liquidation and dissolution. Consequently, the Board is seeking your approval of the Proposal.

Q. How does the Board recommend that I vote?

A. After careful consideration, the Board unanimously recommends that you vote “FOR” the Proposal.

Q. Who is entitled to vote?

A. Stockholders of record at the close of business on September 3, 2009 (the “Record Date”) are entitled to vote at the Meeting of the Fund or any adjournment or postponement of the Meeting.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

By Mail: You may vote by completing the enclosed proxy card(s) and dating, signing and returning it in the postage paid envelope. Please note that if you sign and date the proxy card(s) but give no voting instructions, your shares will be voted “FOR” the Proposal.

By Telephone: You may vote by telephone by calling the number on your proxy card(s). To vote in this manner, you will need the “control” number that appears on your proxy card(s).

Via the Internet: You may vote via the Internet by accessing the website address printed on the enclosed proxy card(s). To vote in this manner, you will need the “control” number that appears on your proxy card(s).

In Person: Attend the Meeting as described in the Proxy Statement. If you wish to attend the Meeting, please notify us by calling 1-877-461-1899.

Q. Will the Fund pay for this proxy solicitation or for the costs associated with the liquidation and dissolution?

A. The Fund will pay for costs associated with its liquidation and distribution. These costs are discussed in greater detail in the Proxy Statement, and will include expenses associated with unwinding the Fund’s leverage financing. Pursuant to the terms of the Fund’s leverage financing arrangements the Fund will be required to pay a prepayment fee and an early redemption fee (together, the “Prepayment Fee”) in connection with unwinding the Fund’s financial leverage. The Fund currently expects that the total costs associated with the liquidation to be less than $0.15 per share of Common Stock, of which approximately $0.11 per share of Common Stock is attributable to the Prepayment Fee.

Q. Whom should I call for additional information about this Proxy Statement?

A. If you need assistance, or have any questions regarding the Proposal or how to vote your shares, please call Broadridge Financial Solutions Inc., the Fund’s proxy solicitor at 1-866-412-8382 (Monday through Saturday, 9:30 a.m. to 9:00 p.m. Eastern time or call NB Management at 1-877-461-1899 (Monday through Thursday, 8:00 a.m. to 6:00 p.m., and Friday 8:00 a.m. to 5:00 p.m., Eastern time).

NEUBERGERBERMANDIVIDENDADVANTAGEFUNDI NC.

605 Third Avenue
New York, New York 10158-0180
__________________________

PROXY STATEMENT
__________________________

Special Meeting of Stockholders
October 13, 2009

INTRODUCTION

     This Proxy Statement is furnished to the common stockholders (“Common Stockholders”) and preferred stockholders (“Preferred Stockholders” and, together with the Common Stockholders, the “Stockholders”) of Neuberger Berman Dividend Advantage Fund Inc. (the “Fund”), by the Board of Directors of the Fund (the “Board” or the “Directors”) in connection with the solicitation of Stockholder votes by proxy to be voted at the Special Meeting of Stockholders (the “Meeting”) or any adjournments or postponements thereof to be held on Tuesday, October 13, 2009, at 2:00 p.m. Eastern time at the offices of Neuberger Berman LLC (“Neuberger Berman”), 605 Third Avenue, 41st Floor, New York, New York 10158-3698 to consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board (the “Proposal”).

     The close of business on September 3, 2009, has been fixed as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. Stockholders of the Fund on the Record Date will be entitled to one vote per share on each matter to which they are entitled to vote and that is to be voted on by Stockholders of the Fund, and a fractional vote with respect to fractional shares. At the close of business on the Record Date, the Fund had 5,224,713 shares of common stock (“Common Stock”) and 110 shares of preferred stock (“Preferred Stock” and, together with the Common Stock, the “Shares”) issued and outstanding.

     At the Meeting, Preferred Stockholders will have equal voting rights (i.e., one vote per Share) with the Fund’s Common Stockholders, and the Preferred Stockholders will vote together with Common Stockholders as a single class on the Proposal. As to any other business that may properly come before the Meeting, holders of Common Stock and holders of Preferred Stock may vote together as a single class or separately, depending on the requirements of the Investment Company Act of 1940, as amended (“1940 Act”), the Maryland General Corporation Law (“MGCL”) and the Fund’s charter with respect to any such item of business.

     It is expected that the Notice of Special Meeting of Stockholders, this Proxy Statement and voting instruction card or proxy card(s) (each, a “proxy card”) (collectively, the “Proxy Materials”), will be mailed to Stockholders on or about September 14, 2009, or as soon as practicable thereafter. If the accompanying proxy card(s) is properly executed and returned, shares represented thereby will be voted at the Meeting in accordance with the instructions on the proxy card(s). A proxy may nevertheless be revoked at any time prior to its use by written notification received by the Secretary of the Fund, by the execution of a subsequently dated proxy card or by attending the Meeting and voting in person. Executed proxy cards that are unmarked will be voted “FOR” the Proposal.

     Solicitation is made primarily by the mailing of this Proxy Statement and the accompanying proxy card(s). Supplementary solicitations may be made by mail, telephone, and electronic transmission or in person by employees of Neuberger Berman Management LLC (“NB Management”) or its affiliates or non-affiliated representatives of the Fund. NB Management serves as the Fund’s investment manager and administrator. In addition, the Fund has engaged Broadridge Financial Solutions, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The aggregate cost of retaining Broadridge Financial Solutions, Inc. is expected to be approximately $12,500 plus expenses in connection with the solicitation of proxies. All expenses in connection with preparing this Proxy Statement and its enclosures, and additional solicitation expenses including reimbursement of brokerage firms and others for their expenses in forwarding proxy solicitation material to the beneficial owners of the Shares, will be borne by the Fund.

Reports to Stockholders

     The Fund will furnish, without charge, a copy of its most recent annual report and superseding semi-annual report to any Stockholder upon request. Stockholders who want to obtain a copy of the Fund’s most recent annual report and superseding semi-annual report should direct all written requests to the attention of the Fund, at the offices of NB Management at 605 Third Avenue, 2nd Floor, New York, New York 10158-0180, or call toll free 1-800-877-9700.

THE PROPOSAL

Approval of the Liquidation and Dissolution of the Fund

Introduction

     Stockholders of the Fund are being asked to approve the liquidation and dissolution of the Fund pursuant to the Plan, which is attached hereto as Appendix A. Under the laws of the State of Maryland and the Fund’s Articles of Incorporation, liquidation and dissolution of the Fund requires an affirmative vote of the Fund’s Stockholders. At a meeting held on June 24, 2009, following careful consideration, the Board, including all of the Directors who are not “interested persons” of the Fund (as that term is defined in the 1940 Act) or NB Management and its affiliates

(“Independent Fund Directors”), with the advice and assistance of independent counsel, determined that liquidation and dissolution of the Fund is in the best interests of the Fund and its Stockholders and directed that the Proposal be submitted to Stockholders for their approval.

     If Stockholders approve the Proposal, NB Management will begin the orderly liquidation of the Fund’s assets, determine and pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund, including liabilities associated with the Fund’s financial leverage, redeem the Fund’s Preferred Stock and make one or more liquidating distributions to the Fund’s Common Stockholders. If Stockholders do not approve the Proposal, the Fund will continue its operations, including pursuing its stated investment objective.

The Board unanimously recommends that you vote “FOR” the Proposal.

Background and Reasons for the Proposal

     The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund is organized as a corporation under the laws of the State of Maryland and its Common Stock is listed on the NYSE Amex (formerly, the American Stock Exchange) under the listing symbol “NDD.” The Fund’s investment objective is total return, which it pursues by investing primarily in stocks with dividend yields greater than the average dividend yield of the Standard & Poor’s 500 Composite Stock Index (“S&P 500”) and the common and preferred securities issued by real estate companies, including real estate investment trusts (“REITs”). The Fund commenced its operations on March 25, 2004, with a net asset value per share (“NAV”) of $19.10 represented by approximately $110,875,500 in net assets following the completion of its initial public offering (“IPO”) of its Common Stock. On June 24, 2004, the Fund completed an IPO of $52,500,000 of Auction Market Preferred Shares (“AMPS”), resulting in total assets of $163,375,500.

     During the on-going financial downturn, and in particular the extremely volatile markets of the third and fourth calendar quarters of 2008, the Fund experienced significant depreciation in the value of its portfolio securities and, as a result, its NAV. The Fund’s use of leverage contributed to the reduction of the Fund’s NAV, as leverage tends to enhance performance in up markets and detract from performance during market retreats. In 2008, the Fund refinanced and reduced its leverage and in 2009 the Fund further reduced its leverage. As of August 31, 2009, the Fund had an NAV of $9.73, net assets attributable to Common Stockholders of $50,817,610 and total assets of $70,567,610. The reduction in the Fund’s size has resulted in an increase in the Fund’s expense ratio as the Fund has a smaller asset base to cover its expenses, many of which are fixed. A higher expense ratio further reduces the investment returns to Common Stockholders.

     Over the course of the on-going economic downturn, NB Management and the Board met on numerous occasions to discuss issues facing the Fund, including, among others, the small asset size of the Fund, the level of asset depreciation the Fund has experienced during the on-going economic downturn and the related increase in its expense ratio, challenges associated with its unique hybrid investment strategy and Common Stockholders’ response to the Fund’s recent tender offer. As a result of the information and analyses presented at meetings of the Board, the Board requested that NB Management analyze all courses of action that could benefit Stockholders, including courses of action that would provide increased liquidity options. It was noted that, consistent with its discussions with the Board, during discussions with an institutional investor, NB Management had agreed to examine possible courses of action that could lead to increased liquidity for Stockholders. Over several meetings, the Board carefully evaluated potential courses of action and considered the projected cost of each option and other information provided by NB Management, including NB Management’s analysis of the impact of such options on various factors affecting Stockholders and their investments.

     At the meeting on June 24, 2009, the Board, including all of the Independent Fund Directors, with the advice and assistance of independent counsel, determined that liquidation and dissolution of the Fund is in the best interests of the Fund and its Stockholders and directed that the Proposal be submitted to Stockholders for their approval. In reaching this decision, the Board considered the following factors, among others:

     The Fund’s asset size is relatively small compared to other closed-end funds and, as a result, its expense ratio is relatively high, even as NB Management continues to waive a portion of its management fee. Additionally, NB Management noted that the Fund’s semi-annual tender offer program, under which the Fund will conduct a tender offer for between 5% and 20% of its Common Stock if it trades at an average daily discount to NAV of greater than 10% for a 12-week measurement period, could further reduce the size of the Fund.

     The Fund continues to face challenges associated with its unique hybrid investment strategy. The Fund’s strategy of investing primarily in stocks with dividend yields greater than the average dividend yield of the S&P 500 and common and preferred equity securities issued by real estate companies, including REITs, was designed to appeal to closed-end fund investors that sought investment income with a low correlation to bonds. NB Management noted however, that it believed that after the Fund’s IPO this particular hybrid investment strategy had resulted in a certain amount of investor confusion in the secondary market as this strategy blended asset classes that were not historically combined for purposes of generating high current income. Additionally, the fact that the Fund has continued to lack a meaningful peer group of other closed-end funds with similar strategies has made comparing the Fund’s performance challenging. NB Management believes that these challenges contributed to the Fund’s Common Stock trading at a significant discount to its NAV in the secondary market.

     The Common Stockholders’ response to the tender offer recently conducted by the Fund. In May 2009, the Fund conducted a tender offer for up to 10% of its outstanding Common Stock. Holders of approximately 46.6% of its outstanding Common Stock tendered their shares. The Board considered that the Fund’s Common Stockholders had strongly demonstrated their desire to exit the Fund at a price closer to the Fund’s NAV than could be realized in the secondary market at that time. NB Management further noted to the Board that it believed participation in the Fund’s tender offer would have been higher except that NB Management had already announced that it was exploring certain courses of action for the Fund that would result in increased liquidity for the Fund’s Stockholders and intended to present a course of action to the Board in June 2009.

     The costs associated with liquidating the Fund. The Board considered that the Fund would bear all expenses in connection with preparing and distributing the Proxy Materials, including reimbursement of brokerage firms and others for their expenses in forwarding Proxy Materials to the beneficial owners of Shares and the costs of liquidating its assets and terminating its existence. The Fund will also bear the cost of retaining Broadridge Financial Solutions, Inc. to provide solicitation services, which are expected to be approximately $12,500. The Board considered that the Fund would incur a prepayment fee on its Notes and an early redemption fee on its Preferred Stock of 3% of the total outstanding amount of such Notes and Preferred Stock (the “Prepayment Fee”), which the Fund currently expects to be approximately $592,000, that would directly reduce the amount of assets available for distribution to the Common Stockholders. The Fund currently expects that the total costs associated with the liquidation to be less than $0.15 per share of Common Stock of which approximately $0.11 per share of Common Stock is attributable to the Prepayment Fee.

     Whether it is in the best interests of the Fund and its Stockholders to continue the Fund’s operations as it is currently structured. The Board considered that the Fund’s small size and current Stockholder composition leave it vulnerable to difficulties and to a risk of mounting expenses in the future. The Board noted that, based on the foregoing, the Fund would likely need significant capital appreciation to be sustainable and that the large investment by institutional investors could hamper NB Management’s and the Board’s ability to effectively manage and oversee the Fund. The Board also considered the likelihood that the Fund would be able to take advantage of its capital loss carryovers before they expired. NB Management further noted that with the decreased size of the Fund and the increased expense ratio, it would be more difficult for the Fund to meaningfully increase its NAV as the higher expense ratio will have a negative effect on performance.

     In addition, NB Management noted that it estimated that up to approximately 30% of the Fund’s Common Stockholders were institutional investors, a large portion of which were believed to be short-term, opportunistic closed-end fund investors that regularly traded in the Fund’s securities and were likely to use their large positions in the Fund to aggressively pursue changes that were in their best interests but not necessarily in the best interests of long-term Common Stockholders. NB Management noted that the large presence of these types of Common Stockholders in the Fund could make it difficult to efficiently manage the Fund and potentially result in increased costs to the Fund.

     The Board discussed with NB Management the other courses of action that NB Management had considered as alternatives to liquidation, including merging or converting the Fund into an open-end fund, converting it to an interval fund and converting it to an exchange-traded fund, and the reasons that NB Management was not recommending these alternatives. The Board considered the projected cost of each option and other information provided by management, including NB Management’s analysis of the impact of such options on Stockholders and the Fund’s ability to utilize its capital loss carryovers, and concurred with NB Management.

     In addition to the factors and other potential courses of action discussed above, the Board also considered, among other things:

  The Fund’s performance record, both on a NAV and market price basis;

  The fact that the Fund has reduced its distribution rate twice since November 2008, and whether the new lower distribution rate is an attractive distribution rate to Common Stockholders and other closed-end fund investors and whether the Fund can reasonably expect to maintain the current distribution rate; and

  The amount of the Fund’s capital loss carryovers and the fact that the Stockholders would lose the potential future value of these capital loss carryovers if the Fund liquidated and would only receive limited benefit from them if the Fund utilized the other potential courses of action, including merging with an open-end fund, due to the significant limitations imposed on such use by the federal tax law.

     Based on the foregoing, and following discussions with NB Management, the Board, including all of the Independent Fund Directors, with the advice and assistance of independent counsel, determined that liquidation and dissolution of the Fund is in the best interests of the Fund and its Stockholders and directed that the Proposal be submitted to Stockholders for their approval.

     If the Proposal is approved by Stockholders, NB Management, under the oversight of the Board, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. While the Fund cannot predict at this time how long it will take to accomplish an orderly liquidation, the Fund currently anticipates making liquidating distributions to Stockholders by the end of 2009.

The Board unanimously recommends that you vote “FOR” the Proposal.

SUMMARY OF THE PLAN OF LIQUIDATION AND DISSOLUTION

     The Board, including all of the Independent Fund Directors, has approved the Plan. The following summary of the Plan does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, a copy of which is attached hereto as Appendix A. Stockholders are urged to read the Plan in its entirety.

Effective Date and Cessation of Business

     The Plan will become effective only upon its approval by the holders of a majority of the outstanding Shares of the Fund entitled to vote thereon (the “Effective Date”). As soon as reasonably practicable after this event, (i) the Fund will redeem the Preferred Stock in accordance with the Fund’s Articles Supplementary Creating and Fixing the Rights of Perpetual Preferred Shares, Series A (“Articles Supplementary”) and pay all distributions due with respect to the Preferred Stock, (ii) the Fund will cease its business as an investment company, (iii) the Fund’s affairs will be wound up as the Board authorizes and directs and (iv) the Fund will liquidate and dissolve in accordance with the Plan and Maryland law (including filing Articles of Dissolution) and will file a Form N-8F to de-register under the 1940 Act. The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year. (See “Federal Income Tax Consequences” below.)

Liquidating Distributions, Closing of Books and Restriction on Transfer of Shares

     The Plan provides that, as soon as reasonably practicable after (1) receiving Stockholder approval, (2) paying or adequately providing for the payment of the Fund’s charges, taxes, expenses, and liabilities, whether due, accrued, or anticipated, as the Board determines, including all dividends due with respect to Preferred Stock, (3) redeeming the Preferred Stock in accordance with the Articles Supplementary, and (4) receiving releases, indemnities, and refunding agreements, that the Board deems necessary for its protection, the Fund will convert its remaining assets to cash, which it will distribute in one or more (if necessary) distributions to its Common Stockholders of record as of the Effective Date, or such later date as may be determined by the Fund’s Board or a Committee thereof, in redemption and cancellation of their Common Stock. At the time such distribution (or, if there is more than one distribution, the last such distribution) is made, each Common Stockholder’s interest in the Fund will be fixed and its books will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Common Stockholders’ respective interests in the Fund’s assets will not be transferable and the Fund’s Common Stock will cease to be traded on the NYSE Amex.

     The amount of the liquidating distribution(s) will be made to each Common Stockholder who holds Common Stock in proportion to the number of shares of such Common Stock held thereby at that time.

Expenses of Liquidation and Dissolution

     The Fund will bear all the expenses incurred in connection with carrying out the Plan, including the cost of unwinding its leverage, liquidating its assets and dissolving its existence.

Amendment of the Plan

     The Board may authorize variations from, or amendments of, the provisions of the Plan (other than the terms of the liquidating distribution(s)) that it deems necessary or appropriate to effect the distribution(s) and the Fund’s liquidation and dissolution.

Federal Income Tax Consequences

     The following is only a general summary of certain, although not all, federal income tax consequences to U.S. stockholders of the Fund’s liquidation and dissolution pursuant to the Plan and is limited in scope. It is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), the regulations promulgated thereunder, judicial decisions and administrative pronouncements, all as of the date of this Proxy Statement of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to the consequences of its liquidation and dissolution. The statements below, therefore, are not binding on the IRS (or on the courts), and there can be no assurance that the IRS will concur with this summary or that the federal income tax consequences to any Stockholder of receiving a liquidating distribution will be as set forth below. Neither state nor local tax consequences thereof are discussed herein, and implementing the Plan may affect certain Stockholders differently, depending on their particular tax situations. Stockholders thus should consult their own tax advisers regarding the application of the federal income tax law to their particular situation and the state, local, foreign and other tax consequences of the Fund’s liquidation.

     The Fund has continuously qualified, and expects to continue to qualify during the liquidation period, for treatment as a regulated investment company under the Code (“RIC”). It therefore expects not to be taxed on any ordinary income it earns or any of the net capital gains it realizes from the sale of its assets pursuant to its liquidation. In the unlikely event that the Fund fails to continue to so qualify during the liquidation period, it would be subject to federal income tax on its taxable income and net realized gains without being able to deduct the distributions it makes to Stockholders.

     The liquidating distribution(s) a Common Stockholder receives should be treated as payment in exchange for the Stockholder’s Shares. As a result, each Common Stockholder would recognize gain or loss in an amount equal to the difference between the Stockholder’s adjusted tax basis in his or her Shares and the liquidating distribution(s) he or she receives. If the Shares are held as capital assets, such gain or loss generally would be characterized as capital gain or loss, which would be long-term capital gain — taxable to individual Stockholders at a maximum federal income tax rate of 15% — or loss if the Shares have been held for more than one year. Corporate Stockholders should note that no preferential federal income tax rate applies to a corporation’s net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), so all income and gain a corporate Stockholder recognizes pursuant to the Fund’s liquidation (including any described in the following paragraph) will be subject to federal income tax at the same rate. Payment to a Preferred Stockholder in redemption of his or her Preferred Stock, but not cumulative dividends paid on the Preferred Stock (which will be taxed as ordinary dividend income, part or all of which may qualify for the maximum 15% rate for individuals’ “qualified dividend income” and for the dividends-received deduction for corporate Stockholders), will be taxed in a similar manner.

     If, as is unlikely, the Fund becomes a personal holding company for federal income tax purposes during the liquidation period, it would be required to declare part of the liquidating distribution(s) as a dividend to maintain its status in liquidation as a RIC and to designate part of that dividend as a capital gain dividend to eliminate taxable capital gain at the Fund level. In that event, the liquidating distribution(s) a Common Stockholder receives could consist, for those purposes, of one or more of the following three elements: (1) a capital gain dividend, designated as such, to the extent of any undistributed net capital gain the Fund recognizes during its final taxable year, taxable to the Common Stockholder as long-term capital gain (regardless of how long the Common Stockholder has held his or her Shares); (2) an ordinary income dividend to the extent of the Fund’s undistributed net investment income (over and above expenses) earned, and the excess of net short-term capital gain over net long-term capital loss realized, during that year, taxable as ordinary income; and (3) a distribution treated as in payment for the Common Stockholder’s Shares, taxable as described in the preceding paragraph. The Fund will notify the Common Stockholders as to the respective parts, if any, of the liquidating distribution(s) that constitute a capital gain dividend and an ordinary income dividend early in 2010.

     The Fund must withhold and remit to the U.S. Treasury 28% of cumulative dividends and redemption proceeds on the Preferred Stock and the liquidating distribution(s) (regardless of the extent to which gain or loss may be realized) otherwise payable to any individual or certain other non-corporate Stockholder who fails to certify that the taxpayer identification number furnished to the Fund is correct or who furnishes an incorrect number (together with the withholding described in the next sentence, “backup withholding”). Withholding at that rate also would be required from cumulative dividends on the Preferred Stock, and any part of the liquidating distribution(s) that is treated as ordinary and/or capital gain dividends pursuant to the preceding paragraph, that are otherwise payable to such a Stockholder who is subject to backup withholding for any other reason. Backup withholding is not an additional tax, and any amounts so withheld may be credited against a Stockholder’s federal income tax liability or refunded.

Impact of the Plan on the Fund’s Status under the 1940 Act

     If the Plan is approved by Stockholders, as soon as reasonably practicable after the Effective Date, the Fund will cease doing business as a registered investment company and will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (“SEC”) will issue an order approving deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and the Fund’s deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to and will comply with the 1940 Act.

Procedure for Dissolution under Maryland Law

     Pursuant to the MGCL and the Fund’s Charter and Bylaws, if Stockholders approve the Plan, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund’s assets, and doing all other acts required to liquidate and wind up the Fund’s business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund’s Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

Additional Considerations

     In addition to the other information contained in this Proxy Statement, you should consider the following factors in determining whether or not to vote in favor of the Proposal:

     The Fund is not able to Estimate Net Proceeds to be Received by Common Stockholders. The actual amount to be received as a liquidating distribution(s) by Common Stockholders is subject to uncertainties and not possible to predict at this time. The amount available for distribution to Common Stockholders will be based, in part, on the value of the Fund’s assets at the time of liquidation and then-current market conditions; the amount of the Fund’s actual costs, expenses and liabilities to be paid in the future; the potential market impact of liquidation of portfolio securities under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund’s assets, all of which can not be predicted with any certainty at this time.

     The Fund is Not Able to Predict at this Time the Length of Time it Would Take to Complete the Liquidation. If Stockholders approve the Plan, the Fund will be authorized to commence the sale and liquidation of its assets and the Fund will cease investment activity other than managing the sale of securities and the Fund’s cash levels. The Fund is unable to predict when it will complete the sale of its assets or when it will make liquidating distribution(s) to Stockholders under the Plan. In effecting the Liquidation, NB Management expects to invest the cash proceeds from the sale of portfolio securities in tax-exempt money market funds, short-term tax-exempt instruments and/or short-term taxable instruments. However, the Fund will not be managed during the liquidation period in a manner designed to produce investment returns analogous to that which it attempted to achieve during its investment operations. Further, the market value of the Fund’s portfolio securities may decline during the liquidation period resulting in a reduction in the amounts available for ultimate liquidation distribution, and the length of the liquidation period can not be predicted at this time as described above.

     The Liquidity and Market Price of Common Stock Could Decrease. As the Fund sells its assets and distributes liquidating distribution(s) to Stockholders, the Fund’s market capitalization and “float” may diminish. Market interest in the Fund’s Common Stock may also diminish. This could reduce the market demand for and liquidity of the Common Stock, which may adversely affect the market price of the Common Stock. The Fund currently intends to maintain its listing on the NYSE Amex until such time as the Common Stock is no longer eligible for listing and trading.

Appraisal Rights

     Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Vote Required

     Approval of the Plan requires the affirmative vote of the holders of at least a majority of the Fund’s outstanding Common Stock and Preferred Stock entitled to vote on the matter, voting together. Unless a contrary specification is made on executed proxy card(s), Shares will be voted FOR approval of the Plan.

VOTING INFORMATION

Voting Rights

     Stockholders of record on the Record Date are entitled to be present and to vote at the Meeting. Each Share or fractional Share is entitled to one vote or fraction thereof. Regardless of the class of shares they own, Stockholders of the Fund will vote as a single class on the Proposal. As of the record date, the Fund had 5,224,823 Shares outstanding, consisting of 5,224,713 shares of Common Stock and 110 shares of Preferred Stock issued and outstanding and entitled to vote.

     If the enclosed proxy card(s) is properly executed and returned in time to be voted at the Meeting, the Shares represented by the proxy card(s) will be voted in accordance with the instructions marked on the proxy card(s). If no instructions are marked on the proxy card(s), the proxy will be voted “FOR” the Proposal. Any Stockholder who has given a proxy has the right to revoke it any time prior to its exercise by attending the Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later-dated proxy card to the Fund at the address indicated on the enclosed envelope provided with this Proxy Statement. Any letter of revocation or later-dated proxy card must be received by the Fund prior to the Meeting and must indicate your name and account number to be effective. Proxies voted by telephone or Internet may be revoked at any time before they are voted at the Meeting in the same manner that proxies voted by mail may be revoked.

     The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Proposal at the Meeting. The Fund understands that, under the rules of the New York Stock Exchange (“NYSE”) broker-dealer firms are not permitted to vote the shares unless they have received instructions from their customers and clients as to how to vote such shares. Failure to provide your broker-dealer firm with instructions on the Proposal will result in a “broker non-vote” (shares held by brokers and nominees as to which instructions have not been received from beneficial owners or the persons entitled to vote and either (i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee returns the proxy but expressly declines to vote on a particular matter).

     In tallying Stockholder votes, proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and effectively will be a vote against approval of the Proposal.

     Proxy solicitations will be made primarily by mail, but may also be made by telephone, electronic transmissions or personal meetings with officers and employees of NB Management, affiliates of NB Management or other representatives of the Funds. Proxy solicitations may also be made by Broadridge Financial Solutions, Inc.

Quorum; Adjournment

     The presence at the Meeting, in person or by proxy, of Stockholders entitled to vote 33 1/3% of the Shares outstanding and entitled to vote at the Meeting is required for a quorum. If a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. Subject to the rules established by the Chairman of the Meeting, the holders of a majority of the shares entitled to vote at the Meeting and present in person or by proxy may vote to adjourn, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of the Meeting may adjourn the Meeting. In the former case, the persons named as proxies will vote those proxies that they are entitled to vote “FOR,” ABSTAIN” or “AGAINST” any proposal in their discretion. If a quorum is present at the Meeting, the Chairman of the Meeting may adjourn the Meeting if sufficient votes are not received or for any other purpose. The Board also may postpone the Meeting of Stockholders prior to the Meeting with notice to the Stockholders entitled to vote at or to receive notice of the Meeting.

Vote Required

     In accordance with the Fund’s Charter and applicable law, approval of the Proposal requires the affirmative vote of the holders of at least a majority of the Fund’s outstanding Common Stock and Preferred Stock entitled to vote on the matter, voting together. Unless a contrary specification is made on executed proxy card(s), Shares will be voted FOR approval of the Proposal.

Control Persons and Principal Holders of Securities

     As of September 3, 2009, the Fund knows of no person who owns beneficially more than 5% of any of its outstanding classes of Shares other than those listed below.

		Amount of
	Name and Address of	Beneficial	Percent of
Class of Stock	Beneficial Owner	Ownership	Class Owned
Preferred Stock	Metropolitan Life Insurance Co.	110	100%(1)
	10 Park Avenue
	Morristown, NJ 07962
Common Stock	Bulldog Investors,	578,548	11.07%(2)
	Phillip Goldstein and
	Andrew Dakos
	Park 80 West Plaza Two
	Suite 750
	Saddle Brook, NJ 07663
	Western Investment, LLC	348,922	6.7%(3)
	7050 S. Union Park
	Center, Suite 590,
	Midvale, UT 84047

	Arthur D. Lipson
	7050 S. Union Park
	Center, Suite 590,
	Midvale, UT 84047

(1)	Based on an Amended Form 3 filed by Metropolitan Life Insurance Co. on November 20, 2008.

(2)	Based on an Amended Schedule 13D filed by Bulldog Investors, Phillip Goldstein and Andrew Dakos on July 27, 2009.

(3)	Based on an Amended Schedule 13D filed by Western Investment LLC and Arthur D. Lipson on June 11, 2009.

     By resolution of the Board of Directors, in September 2004, the Fund opted into the Maryland Control Share Acquisition Act (“MCSAA”). In an opinion dated May 8, 2007, the Federal District Court for the District of Maryland upheld the reliance on the MCSAA by a fund that was in the same complex as the Fund. Generally, the MCSAA provides that holders of “control shares” of a Maryland corporation acquired in a control share acquisition may not vote those shares except to the extent approved by stockholders at a special meeting by a vote of two-thirds of the votes entitled to be cast on the matter (excluding shares owned by the acquiror and by officers or directors who are employees of the corporation). “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within certain statutorily-defined ranges (one-tenth but less than one-third, one-third but less than a majority, and more than a majority of the voting power). Accordingly, the Fund will not deem any votes submitted by or on behalf of any Person, as defined in the MCSAA, with respect to Shares in excess of ten percent of the outstanding Shares, as being voted on any proposal properly before the Meeting.

Stock Ownership of Directors and Officers

     As of September 3, 2009, the Fund’s Directors and officers together owned less than 1% of the outstanding Common Stock of the Fund.

OTHER MATTERS

     No business, other than as set forth above, is expected to come before the Meeting. Should any other matters requiring a vote of Stockholders properly come before the Meeting, the persons named as proxies in the enclosed proxy will vote thereon in accordance with their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS

     If the Proposal is approved, the Fund does not intend to hold another annual meeting of Stockholders. However, if the Proposal is not approved or if the liquidation does not occur, the Fund will continue to hold its annual meetings of Stockholders. The Fund’s Bylaws require Stockholders wishing to nominate Directors or make proposals to be voted on at the Fund’s annual meeting to provide notice of the nominations or proposals in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Fund. To be valid, the notice must include all of the information specified in the Fund’s bylaws. Stockholder proposals meeting tests contained in the SEC’s proxy rules may, under certain conditions, be included in the Fund’s proxy material for a particular annual stockholder meeting. Proposals submitted for inclusion in the Fund’s proxy material for the 2010 annual meeting must be received by the Secretary on or before December 5, 2009. The fact that the Fund receives a stockholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion. Stockholders who wish to make a proposal that would not be included in the Fund’s proxy materials or to nominate a person or persons as a Director at the Fund’s 2010 annual meeting must ensure that the proposal or nomination is delivered to the Secretary no earlier than November 5, 2009 and no later than December 5, 2009. However, if the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty days from the anniversary date of the mailing of this year’s notice for the annual meeting or a special meeting of Stockholders is held, notice by the Stockholders to be timely must be delivered no earlier than the 120th day prior to the date of such meeting, and no later than the later to occur of (i) the 90th day prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Fund. The proposal or nomination must be in good order and in compliance with all applicable legal requirements, including the requirements set forth in the Fund’s bylaws. The Chairman of the Meeting may refuse to acknowledge a nomination or other proposal by a stockholder that is not made in the manner described above.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, c/o its Secretary at 605 Third Avenue New York, New York 10158, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement you wish to receive in order to supply copies to such beneficial owners of shares.

By order of the Board of Directors,

Claudia A. Brandon
Secretary

Dated: September 14, 2009

APPENDIX A

PLAN OF LIQUIDATION AND DISSOLUTION

NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.

     THIS PLAN OF LIQUIDATION AND DISSOLUTION (“Plan”) is made by Neuberger Berman Dividend Advantage Fund Inc., a Maryland corporation that is registered with the Securities and Exchange Commission (“Commission”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”) (“Fund”).

RECITALS

     A. The Fund’s board of directors (“Board,” and members thereof, “Directors”), including the Directors who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund (“Independent Directors”), has unanimously determined that the Fund’s continuation is not in the best interests of the Fund or its stockholders.

     B. Article ELEVENTH, paragraphs A and C, of the Fund’s Articles of Incorporation, as supplemented by Articles Supplementary Creating and Fixing the Rights of Perpetual Preferred Shares, Series A (“Articles Supplementary”) (“Preferred Stock”), and by Articles Supplementary Creating and Fixing the Rights of Auction Market Preferred Shares, Series A and Series B, as amended (which shares are no longer outstanding) (collectively, “Charter”), require the affirmative vote of a majority of the Directors, including a majority of the Independent Directors, and of the holders of 75% of the Fund’s outstanding shares of capital stock (“Shares”) for, among other things, the Fund’s dissolution or liquidation (paragraph C.7. of such article).

     C. Article ELEVENTH, paragraph D, of the Charter provides that the provisions of that article shall not apply to any transaction described in paragraph C thereof if the Board authorizes such transaction by an affirmative vote of 75% of the Directors, including a majority of the Independent Directors.

     D. The Board, including the Independent Directors, has unanimously determined that the Fund’s dissolution and liquidation is in the best interests of the Fund and of its stockholders. Accordingly, Article ELEVENTH of the Charter does not apply thereto.

     E. Article TENTH of the Charter requires the affirmative vote of a majority of the votes entitled to be cast thereon (or by a majority of the votes entitled to be cast thereon by each class when the Fund is required to obtain a vote by one or more separate classes) to approve any action requiring stockholder approval. Accordingly, dissolution and liquidation of the Fund requires the affirmative vote of more than 50% of the outstanding Shares (“Required Vote”).

     F. Based on the determinations described in Recitals A and D above and the Charter provisions described above, the Board has adopted this Plan, which it intends to be a plan of liquidation within the meaning of section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations thereunder.

PROVISIONS

     This Plan, as set forth below, shall be effective from and after the date the Required Vote is received (“Effective Date”).

     ARTICLE 1. Liquidation and Dissolution; Directors’ Powers

     (a) The Fund shall be liquidated in accordance with section 331 of the Code and shall be dissolved as soon as practicable after the Effective Date, whereupon it shall cease its business as an investment company and its affairs shall be wound up as the Board authorizes and directs.

     (b) The Board authorizes the appropriate parties to wind up the Fund’s affairs. All powers of the Directors under the Charter and the Fund’s Bylaws shall continue, including the powers to (1) fulfill and/or discharge the Fund’s contracts, (2) collect the Fund’s assets, (3) sell, convey, assign, exchange, transfer, and/or otherwise dispose of all or any part of the Fund’s remaining property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (4) declare and pay final dividends on the Preferred Stock and pay all cumulative declared dividends thereon that remain unpaid as of immediately before the distribution(s) described in Article 3 (collectively, “Preferred Dividends”), (5) redeem the Preferred Stock in accordance with the Articles Supplementary, (6) discharge and/or pay the Fund’s liabilities, including the liabilities associated with prepaying the Fund’s Notes and redeeming the Preferred Stock (collectively, “Leverage Expenses”), (7) prosecute, settle, and/or compromise claims of the Fund or those to which it is subject, (8) file final state and federal tax returns for the Fund, (9) mail notice to all known creditors and employees, if any, of the Fund, at their respective addresses shown on the Fund’s records, and (10) do all other acts necessary or appropriate to wind up the Fund’s business.

     ARTICLE 2. Filings with Governmental Authorities

     (a) The Board authorizes the appropriate parties to prepare and execute Articles of Dissolution and to file same for record with the Maryland State Department of Assessments and Taxation.

     (b) The Board authorizes the appropriate parties to file any other documents required by any other applicable governmental authority, including Internal Revenue Service Form 966 (entitled “Corporate Dissolution or Liquidation”).

     (c) As soon as practicable after distribution of the Fund’s assets pursuant to paragraph (b) of Article 3, the Fund shall prepare and file a Form N-8F with the Commission to de-register the Fund under the 1940 Act. The Fund also shall file with the Commission, if required, a final Form N-SAR.

     ARTICLE 3. Liquidation Procedures

     (a) The Board authorizes all actions to be taken such that the Fund will apply its assets to the payment of all its existing debts and obligations, including necessary expenses of redeeming and canceling the Shares and its liquidation and dissolution.

     (b) The Board directs that, as soon as reasonably practicable after (1) receiving the Required Vote, (2) paying or adequately providing for the payment of the Fund’s charges, taxes, expenses, and liabilities, including the Leverage Expenses, whether due, accrued, or anticipated, as the Directors determine, including all the Preferred Dividends, (3) redeeming the Perpetual Preferred Stock in accordance with the Articles Supplementary, and (4) receiving releases, indemnities, and refunding agreements the Board deems necessary for its protection, the Fund’s remaining assets shall be converted to cash. The Board further directs that such cash be distributed in one or more (if necessary) distributions to the holders of Shares of common stock of the Fund (“Common Stock”) of record as of the close of business on a business day (i.e., 4:00 p.m., Eastern time, on a day on which the New York Stock Exchange is open for regular trading), selected by a member or committee of the Board, after the Effective Date (each, a “Stockholder”) in redemption and cancellation of their Common Stock. At the time such distribution (or, if there is more than one distribution, the last such distribution) is made, each Stockholder’s interest in the Fund shall be fixed and its books shall be closed. The amount of the liquidating distribution(s) shall be made to each Stockholder in proportion to the number of Common Stock held thereby at that time.

     (c) If any Stockholder(s) to whom any distribution pursuant to paragraph (b) is payable can not be located, the Board may create a trust with a financial institution in the name and on behalf of the Fund and, subject to applicable abandoned property laws, deposit any remaining Fund assets in that trust for the benefit of such Stockholder(s). The expenses of that trust shall be charged against the assets therein.

     (d) All Preferred Dividends and any part of the liquidating distribution(s) comprising a dividend for federal income tax purposes shall be designated so as to be effective for those purposes in accordance with Revenue Ruling 89-81, 1989-1 C.B. 226.

     ARTICLE 4. Amendment of this Plan

     The Board may authorize variations from, or amendments of, the provisions of this Plan (except, after receipt of the Required Vote, the terms of the liquidating distribution(s)) that it deems necessary or appropriate to effect the distribution(s) and the Fund’s liquidation and dissolution.

     ARTICLE 5. Expenses

     Except as provided in Article 3, paragraph (c), the Fund shall bear all the expenses incurred in connection with carrying out this Plan, including the cost of liquidating its assets and dissolving its existence, subject to any expense limitation arrangements in effect with its investment manager and administrator.

Neuberger Berman Management LLC 605 Third Avenue, 2nd Floor New York, New York 10158-0180 www.nb.com

J0406 09/09

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 13, 2009

NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.
PREFERRED STOCK
The undersigned appoints as proxies Robert Conti, Owen F. McEntee, Jr. and Claudia A. Brandon, and each of them (with power of substitution), to vote all the undersigned’s shares of preferred stock in Neuberger Berman Dividend Advantage Fund Inc. at the Special Meeting of Stockholders to be held on October 13, 2009, at 2:00 p.m. Eastern Time at the offices of Neuberger Berman LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698, and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present. Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this Proxy Card. This proxy is being solicited on behalf of the Fund’s Board of Directors.
The shares of preferred stock represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal specified on the reverse side. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting. Your vote is important no matter how many shares you own. Please sign and date this proxy below and return it promptly in the enclosed envelope.

Date:____________________, 2009

Signature (owner, joint owners, trustee, custodian, etc.)	(Please sign in the box)

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, any owner may sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shares are held by a corporation, partnership, trust, estate or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

NB DDA-DH-P

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES OF PREFERRED STOCK YOU OWN.
PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		FOR	AGAINST	ABSTAIN

1.	To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.	☐	☐	☐

If you plan to attend the Meeting, please call 1-877-461-1899.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

NB DDA-DH-P

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 13, 2009

NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.
COMMON STOCK
The undersigned appoints as proxies Robert Conti, Owen F. McEntee, Jr. and Claudia A. Brandon, and each of them (with power of substitution), to vote all the undersigned’s shares of common stock in Neuberger Berman Dividend Advantage Fund Inc. at the Special Meeting of Stockholders to be held on October 13, 2009, at 2:00 p.m. Eastern Time at the offices of Neuberger Berman LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698, and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present. Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this Proxy Card. This proxy is being solicited on behalf of the Fund’s Board of Directors.
The shares of common stock represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal specified on the reverse side. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting. Your vote is important no matter how many shares you own. Please sign and date this proxy below and return it promptly in the enclosed envelope.

Date:____________________, 2009

Signature (owner, joint owners, trustee, custodian, etc.)	(Please sign in the box)

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, any owner may sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shares are held by a corporation, partnership, trust, estate or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

NB DDA-DH-C

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES OF COMMON STOCK YOU OWN.
PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		FOR	AGAINST	ABSTAIN

1.	To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.	☐	☐	☐

If you plan to attend the Meeting, please call 1-877-461-1899.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

NB DDA-DH-C